UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2004

SUNBURST ACQUISITIONS IV, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

541 Howe Street, Suite 300 Vancouver, B.C., Canada	V6C 2C2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (604) 533-9572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 25, 2004, the company entered into a Securities Purchase Agreement (the “Agreement”), with Bristol Investment Fund, Ltd., Alpha Capital AG and Stonestreet LP (the “Purchasers”). Pursuant to the Agreement, the Purchasers agreed to purchase up to $1,350,000 in face amount of Secured Convertible Debentures (the “Debentures”) from the company.

The Debentures will not bear interest but will be issued for an original issue discount of 35%.   Accordingly, the cash purchase price for the full $1,350,000 face amount of the Debentures will be $877,500.   The Debentures will be due and payable in full one year from the date of issuance.

At any time from the closing date until the maturity date of the Debentures, the Purchasers have the right to convert the full face amount of the Debentures to common stock of the company at a price of $0.10 per share.  The conversion price is subject to adjustment in the event the market price of the company’s common stock falls below $0.10 per share for 10 days during any 20 consecutive day period.

Under the Agreement, the Purchasers will also receive Warrants and Additional Investment Rights to purchase shares of the company’s common stock.  The Warrants are exercisable at a price of $0.12 per share for a period of 5 years and give the holders the right to purchase the same number of shares as the total number of shares issuable upon conversion of the Debentures.  The Additional Investment Rights are exercisable at a price of $0.10 per share and give the holders the right to purchase the same number of shares as the total number of shares issuable upon conversion of the Debentures.   The Additional Investment Rights will generally be exercisable for a period of six months following the effective date of a registration statement (the “Registration Statement”) to be filed for purposes of registering the common stock underlying the Debentures, the Warrants and the Additional Investment Rights.  The company is obligated to file the Registration Statement within 30 days after the initial closing under the Agreement.

The Purchasers are required to deposit into escrow 50% of the full subscription price for the Debentures for the First Closing under the Agreement. On or before the fifth (5th) business day after the effective date of the Registration Statement, the Purchasers are required to deposit into escrow the remaining 50% of the full subscription price for the Debentures for the Second Closing.

Under the terms of the Agreement, the company will grant the Purchasers a security interest in certain of its assets as collateral for repayment of the Debentures.  In addition, the Agreement imposes certain restrictions on the right of the company to issue additional equity securities and grants the Purchasers the right of first refusal to participate in future financings for a period of two years following the effective date of the Registration Statement.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The initial closing under the Agreement described in Item 1.01 was completed on August 30, 2004.  At the closing, the company became obligated on $675,000 in face amount of Secured Convertible Debentures issued to the Purchasers.   The Debentures are a short-term debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the company.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The Debentures described in Item 1.01 were offered and sold to the Purchasers in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   Each of the Purchasers is either an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, or a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

     (c)

The following exhibits are filed herewith:

2.1

 Securities Purchase Agreement dated as of August 25, 2004 among Sunburst Acquisitions IV, Inc. and each purchaser identified on its signature pages.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNBURST ACQUISITIONS, INC.

By: /s/ Terry Fields, President and Director

Date: August 31, 2004

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